EXHIBIT 23.1

Tel: +27 011 488 1700 Fax: +27 010 060 7000 www.bdo.co.za	Wanderers Office Park 52 Corlett Drive Illovo, 2196 Private Bag X60500 Houghton, 2041 South Africa

The Directors

Caledonia Mining Corporation Plc.

B006 Millais House

Castle Quay

St Helier

Jersey JE2 3EF

26 April 2021

Accountants’ Consents

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Caledonia Mining Corporation Plc of our report dated 29 March 2021, relating to the consolidated financial statements of Caledonia Mining Corporation Plc, which appears in the 2020 Annual Report on Form 20-F of Caledonia Mining Corporation Plc.

/s/ BDO South Africa Inc.

BDO South Africa Incorporated

Wanderers Office Park

52 Corlett Drive

Illovo, 2196

April 26, 2021

(date of signing consent)

BDO South Africa Incorporated
Registration number: 1995/002310/21
Practice number: 905526
VAT number: 4910148685

Chief Executive Officer: ME Stewart

A full list of all company directors is available on www.bdo.co.za

The company's principal place of business is at The Wanderers Office Park, 52 Corlett Drive, Illovo, Johannesburg, where a list of directors' names is available for inspection. BDO South Africa Incorporated, a South African personal liability company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.